As filed with the Securities and Exchange Commission on October 13, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NN, Inc.
(Exact name of registrant as specified in its charter)

Delaware	62-1096725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
6210 Ardrey Kell Road, Suite 120
Charlotte, North Carolina 28277
(980) 264-4300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harold C. Bevis
Chief Executive Officer
NN, Inc.
6210 Ardrey Kell Road, Suite 120
Charlotte, North Carolina 28277
(980) 264-4300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shaun Klein Dentons US LLP 2398 East Camelback Road, Suite 850 Phoenix, AZ 85016 Tel: (602) 508-3908	Wing Shing (Brian) Lee Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 Tel: (212) 768-6926
Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 13, 2026
PROSPECTUS
16,100,000 Shares of Common Stock
This prospectus covers the offer and resale by the selling stockholders (the “Selling Stockholders”) identified in this prospectus of (i) 11,275,605 shares of our common stock, par value $0.01 per share, and (ii) 4,824,395 shares of our common stock issuable upon the exercise of pre-funded warrants (“Pre-Funded Warrants”). The shares and Pre-Funded Warrants were sold to the Selling Stockholders in a private placement transaction that closed on October 5, 2026 (the “Private Placement”).
We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the Selling Stockholders of such shares.
Sales of shares of common stock by the Selling Stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholders may sell the shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the shares, or both.
We are paying the cost of registering the shares covered by this prospectus as well as various related expenses. The Selling Stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares. See “Plan of Distribution” for more information about how the Selling Stockholders may sell or dispose of their shares.
Our common stock is listed on the Nasdaq Stock Market under the trading symbol “NNBR.” On October 8, 2026, the last reported sale price of our common stock was $4.01 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” on page 3 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2026

SECTION..............................................................................................................................................................PAGE
ABOUT THIS PROSPECTUS............................................................................................................................................................ii
PROSPECTUS SUMMARY...............................................................................................................................................................1
RISK FACTORS.........................................................................................................................................................…...............….3

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders hereunder may, from time to time in one or more offerings, sell the shares of common stock offered by them described in this prospectus.
We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, any information we have incorporated by reference is accurate only as of the date of the document so incorporated and that any information in a supplement or amendment to this prospectus is accurate only as of the date of such supplement or amendment, in each case regardless of the time of delivery of this prospectus, or any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section titled “Where You Can Find Additional Information.”
Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “the Company,” “NN,” and similar designations, except where the context requires otherwise, refer collectively to NN, Inc. and its subsidiaries.
Our name “NN,” the NN logo and other trademarks or service marks of NN, Inc. appearing in this prospectus and in any prospectus supplement or free writing prospectus and the information incorporated by reference herein or therein are the property of NN, Inc. Other trademarks, service marks or trade names appearing in this prospectus in any prospectus supplement or free writing prospectus and the information incorporated by reference herein or therein are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.
ii

PROSPECTUS SUMMARY
This summary highlights certain information about us, the Private Placement and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” on page 4 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.
Company Overview
NN, Inc., a Delaware corporation, is a diversified industrial company that combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of end markets on a global basis.
Our enterprise and management structure is designed to accelerate growth and further balance our portfolio by aligning our strategic assets and businesses. Our businesses are organized into the Mobile Solutions group, which is focused on growth in the automotive, general industrial, and medical end markets, and the Power Solutions group, which is focused on growth in the electrical, general industrial, automotive, and medical end markets, and are based on the nature of the products manufactured.
Corporate Information
We were incorporated in Delaware in October 1980. Our principal executive offices are maintained at 6210 Ardrey Kell Road, Suite 120, Charlotte, North Carolina 28277 and our telephone number is (980) 264-4300. Our website address is www.nninc.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities. We have included our website in this prospectus solely as an inactive textual reference.
Private Placement
On October 1, 2026, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors named in this prospectus pursuant to which we agreed to sell and issue (i) 11,275,605 shares of common stock at a purchase price of $3.30 per share and (ii) Pre-Funded Warrants to purchase 4,824,395 shares of common stock at a purchase price of $3.29 per Pre-Funded Warrant (which equals the per share purchase price of the common stock minus the $0.01 per share exercise price of each Pre-Funded Warrant). The Private Placement closed on October 5, 2026. The total aggregate purchase price paid by the Selling Stockholders was approximately $53 million, and we received net proceeds of approximately $50 million after deducting placement agent fees and other offering expenses.
In connection with the Private Placement, on October 1, 2026, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Selling Stockholders named in this prospectus, pursuant to which we agreed to prepare and file, within 45 days following the date of the Registration Rights Agreement, a registration statement with the SEC to register for resale the shares of our common stock issued at the closing under the Purchase Agreement and the shares issuable upon exercise of the Pre-Funded Warrants, and to use commercially reasonable efforts to cause the registration statement to promptly become effective.
For additional information regarding the Purchase Agreement and Registration Rights Agreement, refer to the summary of the Private Placement included under Item 1.01 of our Current Report on Form 8-K filed with the SEC on October 5, 2026, which is incorporated by reference herein.

Implications of Being a Smaller Reporting Company
We are a smaller reporting company and may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million on the last business day of our most recently completed second fiscal quarter in our last completed fiscal year or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and are subject to reduced disclosure obligations regarding executive compensation.
The Offering

Common stock offered by the Selling Stockholders	16,100,000 shares (consisting of 11,275,605 shares of common stock and 4,824,395 shares issuable upon exercise of Pre-Funded Warrants)
Terms of the offering	The Selling Stockholders will determine when and how they will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”
Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.
Risk factors	See “Risk Factors” on the next page for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Nasdaq Stock Market symbol	NNBR

The Selling Stockholders named in this prospectus may offer and sell up to 16,100,000 shares of our common stock (consisting of 11,275,605 shares of common stock and 4,824,395 shares issuable upon exercise of Pre-Funded Warrants). Our common stock is currently listed on the Nasdaq Stock Market under the symbol “NNBR.” The shares of our common stock that may be offered under this prospectus are fully paid and non-assessable. We will not receive any of the proceeds of sales by the Selling Stockholders of any of the common stock covered by this prospectus, although we will receive nominal proceeds from the exercise of the Pre-Funded Warrants if such warrants are exercised for cash. When we refer to the Selling Stockholders in this prospectus, we are referring to the Selling Stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus and any applicable prospectus supplement before deciding whether to purchase any of our securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results, and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial, may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, each applicable prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “growth,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “trajectory,” “will” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; inflationary pressures and material changes in the cost or availability of raw materials, supply chain shortages and disruptions, the availability of labor and labor disruptions along the supply chain; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures, as well as expansion of end markets and product offerings; our ability to hire or retain key personnel; the restrictions contained in our debt agreements; the level of our indebtedness and our ability to obtain financing at favorable rates, if at all, or to refinance existing debt as it matures; our ability to secure, maintain or enforce patents or other appropriate protections for our intellectual property; the impact of climate change on our operations; economic, social, political and geopolitical instability, military conflict, currency fluctuation, and other risks of doing business outside of the United States; uncertainty of government policies and actions in respect to global trade and tariffs, including the potential impacts of tariffs on the United States economy, the economy of other countries in which we conduct operations and our industry; cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions; and other risks and uncertainties set forth in documents filed, or to be filed, with the SEC. For the reasons described above, we caution against relying on any forward-looking statements, which should also be read in conjunction with the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results, and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the Selling Stockholders pursuant to this prospectus. We will receive nominal proceeds from the exercise of the Pre-Funded Warrants if such warrants are exercised for cash at the exercise price of $0.01 per share. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the Selling Stockholders pursuant to this prospectus. Other than registration expenses, the Selling Stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares of our common stock.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 185,000,000 shares, consisting of 180,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”). Our board of directors (the “Board”) is authorized, without stockholder approval, except as required by the listing standards of the Nasdaq Stock Market, to issue additional shares of our capital stock. In addition, our board of directors may, without further action by our stockholders, designate the rights, preferences, privileges, and restrictions of our Preferred Stock in one or more series.
As of October 7, 2026, we had outstanding 93,744,210 shares of common stock.
Common Stock
The following description of common stock is a summary and is qualified in its entirety by reference to the actual terms and provisions contained in our Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”), and our Amended and Restated Bylaws, as amended from time to time (the “Bylaws”), each of which is filed as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our Certificate of Incorporation, our Bylaws, and the applicable provisions of the Delaware General Corporation Law (“DGCL”) for additional information.
Dividends
Subject to preferential rights of any other class or series of Preferred Stock, holders of common stock may receive dividends pro rata out of assets that we can legally use to pay dividends, when, as and if they are declared by our Board.
Voting Rights
Holders of common stock will have the exclusive power to vote on all matters presented to our stockholders, including the election of directors, except as otherwise provided by Delaware law or as provided with respect to any other class or series of stock. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of Preferred Stock, a majority of the votes cast at a meeting of stockholders at which a quorum is present is required to elect a director in any uncontested election and a plurality of the votes cast at a meeting of stockholders at which a quorum is present is required to elect a director in any contested election.
Liquidation Rights
In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive dividends pro rata out of assets that we can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of Preferred Stock.
Fully Paid and Nonassessable
The outstanding shares of our common stock are fully paid and nonassessable.

Absence of Other Rights
Holders of common stock have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.
Preferred Stock
Our Certificate of Incorporation authorizes our Board, without stockholder approval, to designate and issue up to 5,000,000 shares of Preferred Stock, in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon each such series of Preferred Stock, including voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms, subscription rights and the number of shares constituting any series or the designation of a series. Our Board can issue, without stockholder approval, Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock and reduce the likelihood that such holders will receive dividend payments or payments upon liquidation. Such issuance could have the effect of decreasing the market price of the common stock. The issuance of Preferred Stock or even the ability to issue Preferred Stock could also have the effect of delaying, deterring or preventing a change of control or other corporate action. There are currently no issued and outstanding shares of Preferred Stock.
Warrants
As of October 5, 2026, there were Pre-Funded Warrants to purchase up to 4,824,395 shares of common stock at an exercise price of $0.01 per share outstanding, which are exercisable at any time until exercised in full. In addition, as of October 5, 2026, there were warrants to purchase up to 1,215,000 shares of common stock at an exercise price of $11.03 per share outstanding, which are exercisable, in full or in part, at any time prior to December 11, 2026.
Pre-Funded Warrants
In connection with the Private Placement, we issued Pre-Funded Warrants to purchase 4,824,395 shares of common stock. The Pre-Funded Warrants have an exercise price of $0.01 per share, are immediately exercisable, and may be exercised at any time until exercised in full. The Pre-Funded Warrants may be exercised on a cashless basis. The exercise price and number of shares of common stock issuable upon exercise of the Pre-Funded Warrants are subject to adjustment for stock splits, stock dividends, reclassifications and similar events.
A holder of a Pre-Funded Warrant may not exercise the warrant to the extent that, after giving effect to the exercise, such holder (together with its affiliates and any other persons acting as a group together with such holder) would beneficially own more than 4.99% (or, at the election of the holder at the time of issuance, 9.99%) of the outstanding shares of our common stock. A holder may increase or decrease this limitation upon 61 days’ prior notice to us. However, holder of a Pre-Funded Warrant may not exercise the warrant to the extent that, after giving effect to the exercise, such holder (together with its affiliates and any other persons acting as a group together with such holder) would beneficially own more than 19.99% of the outstanding shares of our common stock, which beneficial ownership limitation may not be amended or waiver by the hold or the Company unless and until stockholder approval is obtained in accordance with Nasdaq Listing Rule 5635(b).
Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203, subject to certain exceptions, prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such person or entity became an interested stockholder, unless:

•     prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•     upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or
•     at or subsequent to such date of the transaction that resulted in a person or entity becoming an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.
The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their best interests. In addition, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to our Certificate of Incorporation or Bylaws, elect not to be governed by this section, effective 12 months after adoption.
In general, Section 203 defines “business combination” as:
•     any merger or consolidation involving the corporation and the interested stockholder;
•     any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;
•     subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•     any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•     the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an “interested stockholder” as any person that is:
•     the owner of 15% or more of the outstanding voting stock of the corporation;
•     an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or
•     an affiliate or associate of the above.
Our Certificate of Incorporation and Bylaws do not exclude us from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.
Other Corporate Governance Matters
Under our Certificate of Incorporation, directors shall be elected for a one-year term expiring at the next annual meeting. Directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the succeeding annual meeting after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

Subject to the preferential rights of any other class or series of preferred stock, any director, or the entire Board, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of voting stock of the Company, voting together as a single class. Our Bylaws require that stockholders provide the Secretary of our company with notice of the nomination of a person for election as a director with respect to an election to be held at an annual meeting of stockholders, not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu of an annual meeting, provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be given, not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be made not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure of the date of such special meeting was first made. Our Bylaws provide that special meetings of stockholders of our company may be called only by: (i) the Chairman of the Board, (ii) by a majority of the Board, or (iii) the Chief Executive Officer of our Company. Our Certificate of Incorporation, as well as applicable provisions of the DGCL, provide that no action required or permitted to be taken at any annual or special meeting of our stockholders may be taken without a meeting, unless the consent of two-thirds of the voting power of the then outstanding shares of stock of the company entitled to vote on the matter is obtained. These provisions may diminish the likelihood that a potential acquirer would make an offer for our common stock or that there would otherwise be a change in control of our company.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.. The transfer agent’s address is 462 South 4th Street, Louisville, Kentucky 40202.
Listing
Our common stock is listed on the Nasdaq Stock Market under the trading symbol “NNBR.”

SELLING STOCKHOLDERS
The Selling Stockholders may sell some, all or none of their shares. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the Selling Stockholders. As a result, we cannot estimate the number of shares of common stock the Selling Stockholders will beneficially own after termination of sales under this prospectus. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares of common stock since the date on which they provided information for the table below.
Information regarding each additional Selling Stockholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.
The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the Selling Stockholders under this prospectus. This information has been obtained from the Selling Stockholders. The percentage of shares owned after the offering is based on 93,744,210 shares of common stock outstanding as of October 7, 2026. In computing the number of shares of common stock beneficially owned by a Selling Stockholder and the percentage ownership of that Selling Stockholder, we deemed outstanding shares of common stock subject to Pre-Funded Warrants or other options, warrants or convertible securities held by that Selling Stockholder that are currently exercisable or exercisable within 60 days of October 7, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other Selling Stockholder.
Except for the ownership of shares of our common stock and Pre-Funded Warrants issued pursuant to the Purchase Agreement and the registration rights granted pursuant to the Registration Rights Agreement, none of the Selling Stockholders has had any material relationship with us or any of our predecessors or affiliates within the past three years. None of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer.

Name	Number of Shares Beneficially Owned Before this Offering	Number of Shares Offered	Number of Shares Beneficially Owned After this Offering	Percentage of Shares Beneficially Owned after the Offering
AIGH Investment Partners, LP(1)	9,047,441	3,338,778	5,708,663	6.1%
WVP Emerging Manager Onshore Fund, LLC – AIGH Series(2)	3,029,546	1,206,677	1,822,869	1.9%
Alyeska Master Fund, L.P.(3)	4,677,836	3,030,303	3,156,895	3.4%
Polar Long/Short Master Fund(4)	2,861,315	1,515,152	1,346,163	1.4%
Polar Multi-Strategy Master Fund(4)	3,030,303	3,030,303	—	—

Lytton-Kambara Foundation(5)	806,573	227,273	579,300	*
Special Situations Fund III QP, L.P.(6)	702,456	702,456	—	—
Special Situations Cayman Fund, L.P.(6)	206,634	206,634	—	—
Funds managed by Empery Asset Management, LP (7)	569,697	569,697	—	—
Mink Brook Partners LP(8)	365,909	365,909	—	—
Mink Brook Opportunity Fund LP(8)	164,394	164,394	—	—
GROW Small Cap Equity Long Short LP(9)	454,545	454,545	—	—
WPS Direct Fund(10)	940,606	800,606	140,000	*
WPS Capital Fund(10)	300,000	160,000	140,000	*
TSW Small Cap Opportunities Fund, a series of TSW Fund Management Company LLC(11)	782,484	100,000	682,484	*
Strategos Master Fund, L.P. (12)	938,721	64,822	873,899	*
Strategos Fund, L.P. (12)	1,963,048	162,451	1,800,597	1.9%

*     Less than 1%
(1)    Includes 6,647,441 shares of common stock and 2,400,000 pre-funded warrants, which exercise is limited such that holder’s beneficial ownership may not exceed 9.99%. Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH CM”), which is an advisor with respect to securities held by AIGH Investment Partners, LP (“AIGH LP”). Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM, directly held by AIGH LP and directly held by Mr. Hirschman and his family. The address for AIGH CM, AIGH LP and Mr. Hirschman is 6006 Berkeley Avenue, Baltimore, Maryland 21209.
(2)     Includes 2,279,546 shares of common stock and 750,000 pre-funded warrants, which exercise is limited such that holder’s beneficial ownership may not exceed 9.99%. Mr. Orin Hirschman is the managing member of AIGH CM, who is a sub-advisor with respect to securities held by WVP Emerging Manager Onshore Fund, LLC - AIGH Series. Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM and directly held by Mr. Hirschman and his family directly. The address for AIGH CM and Mr. Hirschman is 6006 Berkeley Avenue, Baltimore, Maryland 21209.
(3)     Includes 4,524,637 shares of common stock and reflects 1,674,395 pre-funded warrants, which exercise is limited such that holder’s beneficial ownership may not exceed 4.99%. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P., other than to the extent of any pecuniary interest therein. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.
(4)    Polar Long/Short Master Fund and Polar Multi-Strategy Master Fund (each referred to as “Polar”) are under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of Polar and has control and discretion over the shares held by Polar. As such, PAMPI may be deemed the beneficial owner of the shares held by Polar. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. John Paul Sabourin, in his capacity as Chief Investment Officer of PAMPI, may also be deemed the beneficial owner of the shares held by Polar. Mr. Sabourin disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The principal business address of Polar is 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands.
(5)    Laurence Lytton may be deemed to have voting and dispositive power with respect to the common shares beneficially owned by the Lytton-Kambara Foundation. The address of Lytton-Kambara Foundation is 467 Central Park West 17-A, New York, NY 10025, Attn: Laurence Lytton, Managing Partner.
(6)     AWM Investment Company, Inc. (“AWM”) is the investment adviser to each of the Special Situations Funds. David Greenhouse and Adam Stettner are the principal owners of AWM. Through their control of AWM, Messrs. Greenhouse and Stettner share voting and investment control over the portfolio securities of each of the Special Situations Funds. Messrs. Greenhouse and Stettner disclaim any beneficial ownership of the reported shares other than to the extent of any pecuniary interest each of them may have therein. The address of AWM, each of the Funds and Messrs. Greenhouse and Stettner is 527 Madison Avenue, Suite 2600, New York, NY 10022.
(7)    Includes 256,515 shares of common stock held by Empery Asset Master Ltd ("EAM"), 120,499 shares of common stock held by Empery Tax Efficient, LP (“ETE”) and 192,683 shares of common stock held by Empery Tax Efficient III, LP (“ETE III” and collectively with EAM and ETE, the “Empery Funds”). Empery Asset Management LP, the authorized agent of each of the Empery Funds, has discretionary authority to vote and dispose of the shares held by the Empery Funds and may be deemed to be the beneficial owner of these shares. Ryan Lane, in his capacity as the chief investment officer of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by the Empery Funds. Each of the Empery Funds and Mr. Lane each disclaim any beneficial ownership of these shares. The address of each of the Empery Funds is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.
(8)    William Mueller may be deemed to have voting and dispositive power with respect to the common shares beneficially owned by Mink Brook Partners LP and Mink Brook Opportunity Fund LP. The address of Mink Brook Partners LP and Mink Brook Opportunity Fund LP is 201 Summa Street, West Palm Beach, FL 33405, Attn: William Mueller.
(9)     Carl Wiese may be deemed to have voting and dispositive power with respect to the common shares beneficially owned by GROW Small Cap Equity Long Short LP. The address of GROW Small Cap Equity Long Short LP is 4275 Executive Square, Suite 335, La Jolla, CA 92037.
(10)     W. Patrick Schubmehl may be deemed to have voting and investment control over the portfolio securities held by WPS Direct Fund and WPS Capital Fund. Mr. Schubmehl disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein. The address of each of WPS Direct Fund and WPS Capital Fund is 6641 West Broad Street, Suite 600, Richmond, VA 23230.
(11)     Roger Porter may be deemed to have voting and investment control over the portfolio securities held by TSW Small Cap Opportunities Fund, a series of TSW Fund Management Company LLC. Mr. Porter disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein. The address of TSW Small Cap Opportunities Fund, a series of TSW Fund Management Company LLC is 6641 West Broad Street, Suite 600, Richmond, VA 23230.
(12)     Strategos Master Fund, L.P. and Strategos Fund, L.P. are managed by Archon Capital Management LLC, and may be deemed to have discretionary authority to vote and dispose of the shares held by such funds. Constantinos Christofilis in his capacity as Managing Member of Archon Capital Management LLC, may also be deemed to have investment discretion and voting power over the shares held by Strategos Master Fund, L.P. and Strategos Fund, L.P.. Each of the Archon Capital Management LLC and Mr. Christofilis each disclaim any beneficial ownership of such shares. The address of each fund is 1100 19th Avenue East, Seattle WA 98112.

PLAN OF DISTRIBUTION
Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:
•     ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•     block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•     purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•     an exchange distribution in accordance with the rules of the applicable exchange;
•     privately negotiated transactions;
•     settlement of short sales;
•     in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•     through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•     a combination of any such methods of sale; or
•     any other method permitted pursuant to applicable law.
The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep the registration statement of which this prospectus is a part effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
LEGAL MATTERS
Dentons US LLP New York, New York, will pass upon the validity of the shares of common stock offered hereby.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC.
Copies of certain information filed by us with the SEC are also available on our website at www.nninc.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website address as an inactive textual reference only.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.
The following documents are incorporated by reference into this document (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC)::
•     our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 4, 2026;
•     the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 6, 2026;
•     our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 6, 2026;
•     our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed with the SEC on August 5, 2026;
•    our Current Reports on Form 8-K (other than information furnished rather than filed), filed with the SEC on January 20, 2026, January 30, 2026, May 20, 2026, June 12, 2026, July 1, 2026, July 23, 2026, July 24, 2026, July 31, 2026, September 30, 2026, October 5, 2026 and October 8, 2026; and
•     the description of our common stock, which is registered under Section 12 of the Exchange Act, described in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 15, 2021, including any amendments or reports filed for the purposes of updating such description.
We also incorporate by reference into this prospectus all documents (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at NN, Inc., 6210 Ardrey Kell Road, Suite 120, Charlotte, North Carolina 28277 Attention: Secretary or telephoning us at (980) 264-4300.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All amounts shown below are estimates except the SEC registration fee.

SEC Registration Fee	$5,827
Legal Fees and Expenses	$75,000
Accounting Fees and Expenses	$40,000
Miscellaneous	$173
Total	$121,000

Item 15.   Indemnification of Directors and Officers.
Under Section 145 of the DGCL, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Section 145 of the DGCL generally provides that a Delaware corporation has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had reasonable cause to believe their conduct was lawful.
Our Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”) includes provisions that (i) limit the personal liability of our current and former directors, officers, employees and agents for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted under applicable law, (ii) require us to indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL or other applicable law, (iii) upon satisfaction of certain conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any action or proceeding and (iv) permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law.
We believe that these provisions of the Certificate of Incorporation and Amended and Restated Bylaws, as amended from time to time, are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate our directors’ or officers’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of such director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that such director believes to be contrary to our best interests or the best interests of our stockholders, for any transaction from which such director derived an improper personal benefit, for acts or omissions involving a reckless disregard for such director’s duty to us or to our stockholders when such director was aware or should have been aware of a risk of serious injury to us or to our stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of such director’s duty to us or to our stockholders, for improper transactions between such director and us and for improper loans to directors and officers. Under Section 102(b)(7) of the DGCL, as amended, the limitation of liability for officers does not apply to (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any transaction from which the officer derived an improper personal benefit, or (iv) any action by or in the right of the corporation. These provisions also do not affect a director’s or officer’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.
As permitted by Delaware law, we have entered into indemnification agreements with each of our current directors and executive officers pursuant to the foregoing provisions. We also maintain customary directors’ and officers’ liability insurance.
Item 16.   Exhibits.
(a)   Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of NN, Inc. (incorporated by reference to Exhibit 3.1 to NN, Inc.’s Current Report on Form 8-K filed on September 30, 2026)
3.2	Amended and Restated Bylaws of NN, Inc. (incorporated by reference to Exhibit 3.1 to NN, Inc.’s Current Report on Form 8-K filed on January 20, 2023).
4.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of NN, Inc.’s Current Report on Form 8-K filed on October 5, 2026).
4.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of NN, Inc.’s Current Report on Form 8-K filed on October 5, 2026).
4.3	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of NN, Inc.'s Current Report on Form 8-K filed on October 5, 2026).
5.1*	Opinion of Dentons US LLP
23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Dentons US LLP (including in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement).
107*	Filing Fee Table.

*     Filed herewith
(b)   Financial Statement Schedules.   All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.
Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(a)   (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that the undertaking set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 13, 2026.

NN, Inc.
By:	/s/ Harold C. Bevis
Harold C. Bevis President, Chief Executive Officer and Director
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Harold C. Bevis and Christopher H. Bohnert, and each of them, as his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date
/s/ Harold C. Bevis	President, Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2026
Harold C. Bevis
/s/ Christopher H. Bohnert	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 13, 2026
Christopher H. Bohnert
/s/ Jeri J. Harman	Non-Executive Chairman, Director	October 13, 2026
Jeri J. Harman
/s/ Raynard D. Benvenuti	Director	October 13, 2026
Raynard D. Benvenuti
/s/ Christina E. Carroll	Director	October 13, 2026
Christina E. Carroll
/s/ João Faria	Director	October 13, 2026
João Faria
/s/ Rajeev Gautam, Ph.D.	Director	October 13, 2026
Rajeev Gautam, Ph.D.
/s/ Thomas H. Wilson, Jr.	Director	October 13, 2026
Thomas H. Wilson, Jr.